Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
11 1/2% SENIOR SECURED NOTES DUE 2006
OF
AMERICAN RESTAURANT GROUP, INC.

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 11 1/2% Senior Secured Notes due 2006 (CUSIP NO. 029309AK7) (the "Existing Notes") are not immediately available, (ii) the Existing Notes, the Letter of Transmittal and all other required documents cannot be delivered to BNY Western Trust Company c/o United States Trust Company of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to and as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
 BNY WESTERN TRUST COMPANY
C/O UNITED STATES TRUST COMPANY OF NEW YORK

By Hand Delivery: BNY Western Trust Company c/o United States Trust Company of New York 30 Broad Street, B Level Corporate Trust Window New York, NY 10004-2304	By Overnight Delivery: BNY Western Trust Company c/o United States Trust Company of New York 30 Broad Street, 14th Floor New York, NY 10004-2304 Attention: Corporate Trust and Agency Services	By Facsimile Transmission: 1-646-458-8111 Confirm by Telephone: 1-800-548-6565	By Registered or
Certified Mail:
BNY Western Trust Company
c/o United States Trust
Company of New York
P.O. Box 84
Bowling Green Station
New York, NY 10274-0084
Attention:
Corporate Trust and
Agency Services

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to American Restaurant Group, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's prospectus dated            , 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal," which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, "The Exchange Offer—Procedures for Tendering."

Aggregate Principal	Name(s) of Registered Holder(s):
Amount Tendered:

Certificate No(s).	Address(es):
(if available):

Area Code and Telephone Number(s):

If the Notes will be tendered by book-entry transfer, provide the following information:

Signature(s):

DTC Account Number:

Date:

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i)a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book entry transfer of such Existing Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_______________________________________________________________________________
(AUTHORIZED SIGNATURE)                        (TITLE)

Address:_____________________________________________________________________________________
(INCLUDE ZIP CODE)

Area Code and Telephone Number:_____________________________________________________________

Date:_______________________________________________________________________________________

NOTE:	DO NOT SEND THE EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF THE EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.